UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    November 6, 2008

SMART BALANCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification No.)

115 West Century Road - Suite 260
Paramus, New Jersey	07652
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:           (201) 568-9300

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

        [ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

        On November 6, 2008, Smart Balance, Inc. issued a release regarding earnings for the third quarter of 2008. The text of the press release is attached as Exhibit 99.1.

Item 5.02	Compensatory Arrangements Of Certain Officers.

        On November 6, 2008, the Company and each of its executive officers (Stephen B. Hughes, Chief Executive Officer, Robert S. Gluck, Chief Operating Officer, John F. Konzelmann, Principal Accounting Officer, and Alan S. Gever, Chief Financial Officer) entered into an Amended Stock Option Agreement and Amended Change of Control Agreement. Each of the agreements were amended in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations or other guidance promulgated thereunder.

        The form of the Amended Stock Option Agreement and the Amended Change of Control Agreement are attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 9.01	Exhibits.

(d)	Exhibits.

Exhibit 10.1: Form of the Smart Balance, Inc. Amended Stock Option Agreement

Exhibit 10.2: Form of the Smart Balance, Inc. Amended Change of Control Agreement

Exhibit 99.1: Text of the Press Release of Smart Balance, Inc. issued November 6, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART BALANCE, INC.
(registrant)
November 6, 2008	By: /s/ Robert S. Gluck
Robert S. Gluck
Vice Chairman and Chief Operating Officer

EXHIBIT INDEX

Exhibit 10.1:    Form of the Smart Balance, Inc. Amended Stock Option Agreement

Exhibit 10.2:    Form of the Smart Balance, Inc. Amended Change of Control Agreement

Exhibit 99.1:    Text of the Press Release of Smart Balance, Inc. issued November 6, 2008

4